PROSPECTUS SUPPLEMENT NO. 2 (To Prospectus dated November 5, 2018)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-219893

67,939,632 Shares of Common Stock

BTCS Inc.

This Prospectus supplement No. 2 (the “Supplement 2”) updates and supplements certain information contained in our prospectus, dated November 5, 2018 (the “Prospectus”), which forms a part of the Registration Statement on Form S-1 (Registration No. 333-219893) (the “Registration Statement”). This Supplement 2 is not complete without, and may not be delivered or used except in connection with, the Prospectus, including all Amendments and Supplements thereto including the Supplement filed on the morning of November 13, 2018. The Prospectus relates to the registration of an aggregate of 67,939,632 shares of common stock, par value $0.001 per share (the “Common Stock”) of BTCS Inc. (the “Company”), for resale by certain of our shareholders identified in the Prospectus.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 3 of the Prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company is filing this Supplement 2 to update the Prospectus with the financial statements and information contained within the Company’s quarterly report on Form 10-Q for the period ended September 30, 2018 (the “10-Q”). The 10-Q is filed as exhibit 99.1 hereto and is incorporated by reference herein.

Incorporated by Reference
Exhibit No.	Description	Filed/Furnished Herewith	Form	Exhibit No.	Filing Date
99.1	Quarterly Report on Form 10-Q for the period ended September 30, 2018	Filed

The date of this Prospectus Supplement No. 2 is November 13, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2018

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______________ to _______________.

Commission file number: 000-55141

BTCS Inc.

(Exact name of registrant as specified in its charter)

Nevada	90-1096644
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 430-6576

(Former name, former address and former fiscal year, if changed since last report.)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [  ]

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). [X] Yes [  ] No.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [  ] No [X]

Applicable only to corporate issuers:

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date. As of November 7, 2018, there were 372,605,986 shares of common stock, par value $0.001, issued and outstanding.

BTCS INC.

2

PART I - FINANCIAL INFORMATION

This Quarterly Report includes forward-looking statements within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on management’s beliefs and assumptions, and on information currently available to management. Forward-looking statements include the information concerning our possible or assumed future results of operations set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Plan of Operation.” Forward-looking statements also include statements in which words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “consider” or similar expressions are used.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Readers are cautioned not to put undue reliance on any forward-looking statements. Readers should review our risk factors in our filings with the Securities and Exchange Commission including our Form 10-K/A filed on October 12, 2018.

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ITEM 1 Financial Statements

BTCS Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets:
Current assets:
Cash	$2,074	$303,334
Digital currencies	15,512	217,119
Prepaid expense	13,333	67,736
Total current assets	30,919	588,189

Other assets:
Property and equipment, net	3,045	1,235
Total other assets	3,045	1,235

Total Assets	$33,964	$589,424

Liabilities and Stockholders’ (Deficit) Equity :
Accounts payable and accrued expense	$127,009	$75,997
Total current liabilities	127,009	75,997

Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized at $0.001 par value:
Series B Convertible Preferred stock: 0 and 25,877 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively; Liquidation preference $0.001 per share	-	25
Series C-1 Convertible Preferred stock: 29,414 and 50,004 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively; Liquidation preference $0.001 per share	29	50
Common stock, 975,000,000 shares authorized at $0.001 par value, 372,605,986 and 363,043,769 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	372,606	363,044
Additional paid in capital	114,657,564	114,667,080
Accumulated deficit	(115,123,244)	(114,516,772)
Total stockholders’ (deficit) equity	(93,045)	513,427

Total Liabilities and stockholders’ (deficit) equity	$33,964	$589,424

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

BTCS Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenues
E-commerce	$-	$941	$-	$4,480
Total revenues	-	941	-	4,480

Operating expenses (income):
General and administrative	271,844	211,464	761,636	605,872
Marketing	60	3,617	3,030	3,757
Total operating expenses	271,904	215,081	764,666	609,629

Net loss from operations	(271,904)	(214,140)	(764,666)	(605,149)

Other (expenses) income:
Fair value adjustments for warrant liabilities	-	(8,651,295)	-	(40,338,368)
Fair value adjustments for convertible notes	-	-	-	(16,849,071)
Loss on issuance of Series C Convertible Preferred stock	-	-	-	(2,809,497)
Gain on extinguishment of debt	-	-	-	15,866,197
Gain on settlement of derivative liability	-	(2,136,971)	-	-
Loss from lease termination	-	-	-	(177,389)
Liquidated damages	-	-	-	(693,000)
Realized gain (loss) on sale of digital currencies	47,055	(11)	158,194	(11)
Other income	-	42,671	-	42,671
Total other income (expense)	47,055	(10,745,606)	158,194	(44,958,468)

Net loss	$(224,849)	$(10,959,746)	$(606,472)	$(45,563,617)

Net loss per share, basic and diluted
Basic and Diluted	$(0.00)	$(0.09)	$(0.00)	$(0.64)

Weighted average number of shares outstanding, basic and diluted
Basic and Diluted	372,541,704	126,622,659	370,711,633	71,233,096

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

BTCS Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ (Deficit) Equity

(Unaudited)

	Series B Convertible		Series C-1 Convertible				Additional		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance December 31, 2017 (Restated)	25,877	$25	50,004	$50	363,043,769	$363,044	$114,667,080	$(114,516,772)	$513,427
Conversion of Series B Convertible Preferred stock to common stock	(25,877)	(25)	-	-	5,175,400	5,175	(5,150)	-	-
Conversion of Series C-1 Convertible Preferred stock to common stock	-	-	(20,590)	(21)	4,118,000	4,118	(4,097)	-	-
Cashless warrant exercise					268,817	269	(269)		-
Net loss	-	-	-	-	-	-	-	(606,472)	(606,472)
Balance September 30, 2018	-	$-	29,414	$29	372,605,986	$372,606	$114,657,564	$(115,123,244)	$(93,045)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

BTCS Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months ended
	September 30,
	2018	2017

Net Cash flows used from operating activities:
Net loss	$(606,472)	$(45,563,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses	788	1,044
Issuance of common stock for services	-	10,000
Change in fair value of digital currencies	-	(2,671)
Fair value adjustments for warrant liabilities	-	40,338,368
Fair value adjustments for convertible notes	-	16,849,071
Realized gain on sale of digital currencies	(158,194)	-
Proceeds from sale of digital currencies	359,801	-
Gain on extinguishment of debt	-	(15,866,197)
Loss from lease termination	-	177,389
Loss on issuance of Series C Convertible Preferred stock	-	2,809,497
Liquidated damages	-	693,000
Changes in operating assets and liabilities:
Digital currencies	-	2,868
Prepaid expenses and other current assets	54,403	(20,378)
Accounts payable and accrued expenses	51,012	(387,129)
Net cash used in operating activities	(298,662)	(958,755)

Net cash used in investing activities:
Purchase of property and equipment	(2,598)	(1,484)
Net cash used in investing activities	(2,598)	(1,484)

Net cash provided by financing activities:
Net proceeds from issuance of Series C Convertible Preferred Stock and warrants for cash in an offering	-	925,114
Payment to settle an investor loan	-	(54,000)
Net cash provided by financing activities	-	871,114

Net decrease in cash	(301,260)	(89,125)
Cash, beginning of period	303,334	95,068
Cash, end of period	$2,074	$5,943

Supplemental disclosure of non-cash financing and investing activities:
Conversion of Series B Convertible Preferred Stock to common stock	$5,175	$76,525
Conversion of Series C-1 Convertible Preferred Stock to common stock	$4,118	$-
Issuance of common stock due to Anti-Dilution provision	$-	$14,517
Cashless warrant exercise	$269	$11,638,566
Management redemption from escrow account	$-	$400
Fractional shares adjusted for reverse split	$-	$4
Issuance of common stock for settlement of debt	$-	$90,168,290
Preferred converted to Common Stock	$-	$(383)
Preferred issued for converson of notes	$-	$1,160

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

Note 1 - Business Organization and Nature of Operations

BTCS Inc. (formerly Bitcoin Shop, Inc.), a Nevada corporation (the “Company”) was incorporated in 2008. In February 2014, the Company entered the business of hosting an online ecommerce marketplace where consumers can purchase merchandise using digital currencies, including bitcoin and is currently focused on blockchain and digital currency ecosystems. In January 2015, the Company began a rebranding campaign using its BTCS.COM domain (shorthand for Blockchain Technology Consumer Solutions) to better reflect its broadened strategy. The Company released its new website which included broader information on its strategy. In late 2014 we shifted our focus towards our transaction verification service business, also known as bitcoin mining, though in mid-2016 we ceased our transaction verification services operation at our North Carolina facility due to capital constraints.

Subject to additional financing, the Company plans to acquire additional Digital Assets to provide investors with indirect ownership of Digital Assets that are not securities, such as bitcoin and ether. The Company intends to acquire Digital Assets through open market purchases. Additionally, the Company may acquire Digital Assets by resuming its transaction verification services business through outsourced data centers and earning rewards in Digital Assets by securing their respective blockchains. We are not limiting our assets to a single type of Digital Asset and may purchase a variety of Digital Assets that appear to benefit our investors and/or blockchain, subject to the certain limitations regarding Digital Securities. The Company is also seeking to acquire controlling interests in businesses in the blockchain industry. We do not intend to operate outside of the Digital Asset and blockchain industries.

The Company has not participated in any initial coin offerings as it believes most of the offerings entail the offering of Digital Securities and require registration under the Securities Act and under state securities laws or can only be sold to accredited investors in the United States. Since about July 2017, initial coin offerings using Digital Securities have been (or should be) limited to accredited investors. Because we cannot qualify as an accredited investor, we do not intend to acquire coins in initial coin offerings or from purchasers in such offerings. Further, the Company does not intend to participate in registered or unregistered initial coin offerings. The Company will carefully review its purchases of Digital Securities to avoid violating the 1940 Act and seek to reduce potential liabilities under the federal securities laws.

Digital asset blockchains are typically maintained by a network of participants which run servers which secure their blockchain. The market is rapidly evolving and there can be no assurances that we will be competitive with industry participants that have or may have greater resources than us.

Note 2 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information, the instructions to Form 10-Q and the rules and regulations of the SEC. Accordingly, since they are interim statements, the accompanying condensed consolidated financial statements do not include all of the information and notes required by GAAP for annual financial statements, but in the opinion of the Company’s management, reflect all adjustments consisting of normal, recurring adjustments, that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Interim results are not necessarily indicative of results for a full year. The unaudited condensed consolidated financial statements and notes should be read in conjunction with the financial statements and notes for the year ended December 31, 2017.

Note 3 - Liquidity, Financial Condition and Management’s Plans

The Company has commenced its planned operations but has limited operating activities to date. The Company has financed its operations since inception using proceeds received from capital contributions made by its officers and proceeds in financing transactions.

Notwithstanding, the Company has limited revenues, limited capital resources and is subject to all of the risks and uncertainties that are typical of an early stage enterprise. Significant uncertainties include, among others, whether the Company will be able to raise the capital it needs to finance its longer-term operations and whether such operations, if launched, will enable the Company to sustain operations as a profitable enterprise.

Our working capital needs are influenced by our level of operations, and generally decrease with higher levels of revenue. The Company used approximately $0.3 million of cash in its operating activities for the nine months ended September 30, 2018. The Company incurred $0.6 million net loss for the nine months ended September 30, 2018. The Company had cash of approximately $2,000, digital currencies of approximately $16,000 and a negative working capital of approximately $96,000 at September 30, 2018. The Company expects to incur losses into the foreseeable future as it undertakes its efforts to execute its business plans.

The Company will require significant additional capital to sustain its short-term operations and make the investments it needs to execute its longer-term business plan. The Company’s existing liquidity is not sufficient to fund its operations and anticipated capital expenditures for the foreseeable future. The Company is currently seeking to obtain additional debt or equity financing, however there are currently no commitments in place for further financing nor is there any assurance that such financing will be available to the Company on favorable terms, if at all.

8

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has not made adjustments to the accompanying unaudited condensed consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should the Company be unable to continue as a going concern.

The Company continues to incur ongoing administrative and other operating expenses, including public company expenses, in excess of revenues. While the Company continues to implement its business strategy, it intends to finance its activities by:

●	managing current cash and cash equivalents on hand from the Company’s past debt and equity offerings by controlling costs,

●	seeking additional financing through sales of additional securities

Note 4 - Summary of Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies to those previously disclosed in the 2017 Annual Report.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary BTCS Digital Manufacturing. All significant intercompany balances and transactions have been eliminated in consolidation.

Concentration of Cash

The Company maintains cash balances at two financial institutions in checking accounts and money market accounts. The Company considers all highly liquid investments with original maturities of six months or less when purchased to be cash and cash equivalents. As of September 30, 2018 and December 31, 2017, the Company had approximately $2,000 and $303,000 in cash and cash equivalents. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Digital Currencies Translations and Remeasurements

Digital currencies are included in current assets in the consolidated balance sheets. Digital currencies are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of digital currencies is included in other income (expense) in the consolidated statements of operations.

Use of Estimates

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). This requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. The Company’s significant estimates and assumptions include the recoverability and useful lives of long-lived assets, stock-based compensation, the valuation of derivative liabilities, and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates, including the carrying amount of the intangible assets, could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates and assumptions.

9

Fair Value of Financial Instruments

Financial instruments, including cash and cash equivalents, accounts and other receivables, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Net Loss per Share

Basic loss per share is computed by dividing the net income or loss applicable to common shares by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the Company’s convertible preferred stock and warrants. Diluted loss per share excludes the shares issuable upon the conversion of preferred stock and warrants from the calculation of net loss per share if their effect would be anti-dilutive.

The following financial instruments were not included in the diluted loss per share calculation as of September 30, 2018 and 2017 because their effect was anti-dilutive:

	As of September 30,
	2018	2017
Warrants to purchase common stock	61,509,078	52,669,694
Series B Convertible Preferred stock	-	155,663,400
Series C Convertible Preferred stock	-	15,873,600
Series C-1 Convertible Preferred stock	5,882,800	-
Total	67,391,878	224,206,694

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (ASU 2014-09) as modified by ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” and ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.” The revenue recognition principle in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, new and enhanced disclosures will be required. Companies may adopt the new standard either using the full retrospective approach, a modified retrospective approach with practical expedients, or a cumulative effect upon adoption approach. The Company adopted ASU 2014-09 on January 1, 2018, using the modified retrospective approach. Because the Company doesn’t have any customer contracts as of January 1, 2018, the adoption of ASU 2014-09 did not have a material impact on the Company’s condensed consolidated financial position, results of operations, equity or cash flows.

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. This final rule is effective on November 5, 2018. We are evaluating the impact of this guidance on our condensed consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

10

Note 5 - Stockholders’ Equity

On January 1, 2018, the Company issued 5,175,400 shares of Common Stock upon the conversion of 25,877 shares of Series B Convertible Preferred stock.

On April 20, 2018, the Company issued 392,200 shares of Common Stock upon the conversion of 1,961 shares of Series C-1 Convertible Preferred stock.

On April 23, 2018, the Company issued 1,176,600 shares of Common Stock upon the conversion of 5,883 shares of Series C-1 Convertible Preferred stock.

On April 24, 2018, the Company issued 2,549,200 shares of Common Stock upon the conversion of 12,746 shares of Series C-1 Convertible Preferred stock.

On July 23, 2018, the Company issued 268,817 shares of Common Stock for the cashless exercise of 555,556 warrants.

Note 6 - Subsequent Events:

On October 11, 2018 the Company issued four investors each 13,750,000 Series C Warrants or 55,000,000 warrants in aggregate. These Series C Warrants were not lawfully issued in accordance with the Nevada Revised Statutes (“NRS”).

On October 25, 2018 the Company and each of the four investors who hold the Series C Warrants agreed to cancel the Series C Warrants for no consideration. Accordingly, the Series C Warrants are not outstanding.

ITEM 1A Risk Factors

Not applicable to smaller reporting companies.

11

ITEM 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Certain statements in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements that involve risks and uncertainties. Words such as may, will, should, would, anticipates, expects, intends, plans, believes, seeks, estimates and similar expressions identify such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Risk Factors contained in our Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on October 12, 2018

Overview

Subject to additional financing, the Company plans to acquire additional Digital Assets to provide investors with indirect ownership of Digital Assets that are not securities, such as bitcoin and ether. The Company intends to acquire Digital Assets through open market purchases. Additionally, the Company may acquire Digital Assets by resuming its transaction verification services business through outsourced data centers and earning rewards in Digital Assets by securing their respective blockchains. We are not limiting our assets to a single type of Digital Asset and may purchase a variety of Digital Assets that appear to benefit our investors and/or blockchain, subject to certain limitations regarding Digital Securities. The Company is also seeking to acquire controlling interests in businesses in the blockchain industry. We do not intend to operate outside of the Digital Asset industry.

The Company has not participated in any initial coin offerings as it believes most of the offerings entail the offering of Digital Securities and require registration under the Securities Act and under state securities laws or can only be sold to accredited investors in the United States. Since about July 2017, initial coin offerings using Digital Securities have been (or should be) limited to accredited investors. Because we cannot qualify as an accredited investor, we do not intend to acquire coins in initial coin offerings or from purchasers in such offerings. Further, the Company does not intend to participate in registered or unregistered initial coin offerings. The Company will carefully review its purchases of Digital Securities to avoid violating the 1940 Act and seek to reduce potential liabilities under the federal securities laws.

Blockchain Technology and Digital Asset Initiatives

We are also focused on Digital Assets and blockchain technologies. Subject to additional financing, we plan to continue to evaluate other strategic opportunities including acquiring controlling interests in business in this rapidly evolving sector in an effort to enhance shareholder value.

Even though the prices of Digital Assets have fallen substantially and there remains some regulatory uncertainty, we believe that businesses using blockchain technology and those involved with Digital Assets such as bitcoin and ether, offer upside opportunity and are the types of opportunities that we may pursue.

12

Our current framework or criteria is to seek and evaluate acquisition targets in the blockchain and Digital Asset sector which (i) align with our business model of acquiring Digital Assets or acquiring a controlling interest in one or more blockchain technology related business ventures, and (ii) have sufficient capital to provide working capital and cover public company expenses. The requirement that a potential target have sufficient capital is a result of our inability to have our registration statement initially filed with the SEC on August 10, 2017 declared effective which has severely limited our ability to raise non-toxic capital. As disclosed in this report we have limited cash, and accordingly as a critical framework element are seeking acquisition targets with sufficient capital which may help us sustain our operations without having us rely on toxic funding structures. Our acquisition activities are spearheaded by Charles Allen, our Chief Executive Officer who regularly communicates with Mr. David Garrity, one of our independent directors who is also seeking acquisition targets.

Transaction Verification Service Business (Digital Asset mining e.g. bitcoin, Suspended)

We believe that with additional funding we may be able to resume our transaction verification services business (Digital Asset mining e.g. bitcoin) and believe this may provide revenue growth. If we are successful in resuming our transaction verification services business, we anticipate utilizing outsourced data centers and may diversify operations by securing other blockchains in addition to bitcoin’s blockchain. If we resume our mining operations, we do not intend to actively trade the Digital Assets but rather hold them for our own account and sell them for U.S. dollars or other currencies including virtual currencies.

Transaction verification entails running ASIC (application-specific integrated circuit) servers or other specialized servers which solve a set of prescribed complex mathematical calculations in order to add a block to a blockchain and thereby confirm Digital Asset transactions. A party which is successful in adding a block to the blockchain, is awarded a fixed number of Digital Assets for its effort.

Going Concern

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, our independent auditors have indicated in their report on our December 31, 2017 financial statements that there is substantial doubt about our ability to continue as a going concern.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity or convertible debt securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

We continue to incur ongoing administrative and other expenses, including public company expenses, in excess of revenue and capital raises. While we continue to implement our business strategy, we intend to finance our activities through:

●	managing current cash and cash equivalents on hand from the Company’s recent equity offerings, and

●	seeking additional funds raised through the sale of additional securities in the future.

13

Results of Operations for the Three Months Ended September 30, 2018 and 2017

The following table reflects our operating results for the three months ended September 30, 2018 and 2017:

	For the three months ended
	September 30,
	2018	2017
Revenues
E-commerce	$-	$941
Operating expenses (income):
General and administrative	271,844	211,464
Marketing	60	3,617
Total operating expenses	271,904	215,081

Net loss from operations	(271,904)	(214,140)

Other (expenses) income:
Fair value adjustments for warrant liabilities	-	(8,651,295)
Gain on settlement of derivative liability	-	(2,136,971)
Realized gain (loss) on sale of digital currencies	47,055	(11)
Other income (expenses)	-	42,671
Total other income (expense)	47,055	(10,745,606)

Net loss	$(224,849)	$(10,959,746)

Revenues

Revenues for the three months ended September 30, 2018 and 2017 were approximately $0 and $941, respectively. Revenues represent net revenue earned from the processing of customer transactions through our ecommerce website.

Operating Expenses

Operating expenses for the three months ended September 30, 2018 and 2017 were approximately $271,000 and $215,000, respectively. The slight increase in operating expenses over the prior year mostly relates to increases in general and administrative expenses.

Other (Expenses) Income

Other (expense) income for the three months ended September 30, 2018 and 2017 was approximately $47,000 and approximately $(10.7) million, respectively. The decrease in other expense over the prior year primarily relates to decrease in fair value adjustments for warrant liabilities of $8.7 million and decrease in gain on settlement of derivative liability of $2.1 million.

Net Loss

Net loss for the three months ended September 30, 2018 and 2017 was approximately $0.2 million and $11.0 million, respectively. The decrease in net loss relates to a decrease in other expenses. The decrease in other expense over the prior year primarily relates to a decrease in fair value adjustments for warrant liabilities of $8.7 million and decrease in gain on settlement of derivative liability of $2.1 million.

14

Results of Operations for the Nine Months Ended September 30, 2018 and 2017

The following table reflects our operating results for the nine months ended September 30, 2018 and 2017:

	For the nine months ended
	September 30,
	2018	2017
Revenues
E-commerce	$-	$4,480
Operating expenses (income):
General and administrative	761,636	605,872
Marketing	3,030	3,757
Total operating expenses	764,666	609,629

Net loss from operations	(764,666)	(605,149)

Other (expenses) income:
Fair value adjustments for warrant liabilities	-	(40,338,368)
Fair value adjustments for convertible notes	-	(16,849,071)
Loss on issuance of Series C Convertible Preferred stock	-	(2,809,497)
Gain on extinguishment of debt	-	15,866,197
Loss from lease termination	-	(177,389)
Liquidated damages	-	(693,000)
Realized gain (loss) on sale of digital currencies	158,194	(11)
Other income (expenses)	-	42,671
Total other income (expense)	158,194	(44,958,468)

Net loss	$(606,472)	$(45,563,617)

Revenues

Revenues for the nine months ended September 30, 2018 and 2017 were approximately $0 and $4,000, respectively. Revenues represent net revenue earned from the processing of customer transactions through our ecommerce website.

Operating Expenses

Operating expenses for the nine months ended September 30, 2018 and 2017 were approximately $765,000 and $610,000, respectively. The increase in operating expenses over the prior year mostly relates to increases in general and administrative expenses.

Other Income (Expenses)

Other income (expense) for the nine months ended September 30, 2018 and 2017 was approximately $158,000 and ($45.0) million, respectively. The decrease in other expenses over the prior year primarily relates to decreases in fair value adjustments for warrant liabilities of $40.3 million, fair value adjustments for convertible notes of $16.8 million and loss on issuance of Preferred C of $2.8 million, and is offset by an increase in gain on extinguishment of debt of $15.9 million, all of which are non-cash expenses.

Net Loss

Net loss for the nine months ended September 30, 2018 and 2017 was approximately $0.6 million and $45.6 million, respectively. The decrease in net loss for the nine months ended September 30, 2018 resulted primarily from fair value adjustments for warrant liabilities of $40.3 million, fair value adjustments for convertible notes of $16.8 million and loss on issuance of Preferred C of $2.8 million, and is offset by an increase in gain on extinguishment of debt of $15.9 million during the prior year.

Liquidity and Capital Resources

Net Cash from Operating Activities

Net cash used in operating activities was approximately $0.3 million for the nine months ended September 30, 2018. Net cash used in operating activities for the nine months ended September 30, 2018 was primarily driven by a $0.6 million net loss and $0.2 million realized gain on sale of digital currencies, and is offset by $0.4 million of proceeds from sale of digital currencies.

Net cash used in operating activities was approximately $1.0 million for the nine months ended September 30, 2017. Net cash used in operating activities for the nine months ended September 30, 2017 was primarily driven by a $45.6 million net loss and gain on extinguishment of debt of $15.9 million, offset by $40.3 million of fair value adjustment for warrant liabilities, $16.8 million of fair value adjustment for convertible notes and $2.8 million of loss on issuance of Preferred C.

15

Net Cash from Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2018 was approximately $2,600 for purchase of property and equipment.

Net cash used in investing activities for the nine months ended September 30, 2017 was approximately $1,500 for purchase of property and equipment.

Net Cash from Financing Activities

Net cash provided by financing activities was $0 for the nine months ended September 30, 2018.

Net cash provided by financing activities was approximately $871,000 for the nine months ended September 30, 2017. On May 25, 2017, we received a net $925,114 from four institutional investors in exchange for the issuance of a new class of Series C Convertible Preferred Stock and three types of warrants. We also paid a note holder $54,000 to settle the 2% Promissory Note issued on January 19, 2015.

Liquidity

On September 30, 2018, we had current assets of approximately $31,000 and current liabilities of approximately $127,000, rendering a negative working capital of approximately $96,000.

Our working capital needs are influenced by our level of operations, and generally decrease with higher levels of revenue. The Company used approximately $0.3 million of cash in its operating activities for the nine months ended September 30, 2018. The Company incurred a $0.6 million net loss for the nine months ended September 30, 2018. The Company had cash of approximately $2,000 and negative working capital of approximately $96,000 at September 30, 2018. The Company expects to incur losses into the foreseeable future as it undertakes its efforts to execute its business plans.

We will require significant additional capital to sustain short-term operations and make the investments needed to execute our longer-term business plan. Our existing liquidity is not sufficient to fund operations and anticipated capital expenditures for the foreseeable future, and we do not have sufficient cash resources to support our current operations for the next 12 months, and will need additional funding to resume revenue generating activities. If we attempt to obtain additional debt or equity financing, we cannot provide assurance that such financing will be available to us on favorable terms, if at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about our ability to continue as a going concern. The unaudited condensed consolidated financial statements have been prepared assuming we will continue as a going concern. We have not made adjustments to the accompanying unaudited condensed consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should we be unable to continue as a going concern.

We continue to incur ongoing administrative and other expenses, including public company expenses, primarily accounting and legal fees, in excess of corresponding (non-financing related) revenue. While we continue to implement the business strategy, we intend to finance our activities through:

●	managing current cash and cash equivalents on hand from the Company’s past equity offerings, and

●	seeking additional funds raised through the sale of additional securities in the future.

Off Balance Sheet Transactions

We are not a party to any off-balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

Principal Accounting Estimates

In response to the SEC’s financial reporting release, FR-60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, the Company has selected its most subjective accounting estimation processes for purposes of explaining the methodology used in calculating the estimate, in addition to the inherent uncertainties pertaining to the estimate and the possible effects on the Company’s financial condition. These estimates involve certain assumptions that if incorrect could create a material adverse impact on the Company’s results of operations and financial condition.

There were no material changes to our principal accounting estimates during the period covered by this report.

16

RECENT ACCOUNTING PRONOUNCEMENTS

For information on recent accounting pronouncements, see Note 4 to the Unaudited Condensed Consolidated Financial Statements.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements including our liquidity and future business plans. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are contained in our filings with the SEC, including our final prospectus dated November 5, 2018. Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ITEM 3 Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

ITEM 4 Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We conducted an evaluation, with the participation of our Chief Executive Officer, who is also our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as of September 30, 2018 to ensure that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities Exchange Commission’s rules and forms, including to ensure that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Based on that evaluation, our Chief Executive Officer concluded that as of September 30, 2018, our disclosure controls and procedures were not effective at the reasonable assurance level due to the following material weaknesses in our internal control over financial reporting:

●	Due to our small number of employees and limited resources, we have limited segregation of duties, as a result of which there is insufficient independent review of duties performed.

●	As a result of the limited number of accounting personnel, we rely on outside consultants for the preparation of our financial reports, including financial statements and management discussion and analysis, which could lead to overlooking items requiring disclosure.

●	Difficulty applying complex accounting principles.

On September 17, 2018, the Board of Directors of the Company concluded that due to ineffective controls we failed to follow GAAP in accounting for our digital assets. This failure arose from a material weakness which required us to restate our financial statements for the six months ended June 30, 2018 as well as two other periods.

Remediation Plan

When we have sufficient capital resources we intend to hire additional accounting staff, and operations and administrative executives and remediate each of the weaknesses in our disclosure controls and internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act, during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II - OTHER INFORMATION

ITEM 1 Legal Proceedings

None.

ITEM 1A Risk Factors

Not applicable to smaller reporting companies.

ITEM 2 Unregistered Sales of Equity Securities and Use of Proceeds

On January 1, 2018, the Company issued 5,175,400 shares of Common Stock upon the conversion of 25,877 shares of Series B Convertible Preferred stock.

On April 20, 2018, the Company issued 392,200 shares of Common Stock upon the conversion of 1,961 shares of Series C-1 Convertible Preferred stock.

On April 23, 2018, the Company issued 1,176,600 shares of Common Stock upon the conversion of 5,883 shares of Series C-1 Convertible Preferred stock.

On April 24, 2018, the Company issued 2,549,200 shares of Common Stock upon the conversion of 12,746 shares of Series C-1 Convertible Preferred stock.

On July 23, 2018, the Company issued 268,817 shares of Common Stock for the cashless exercise of 555,556 warrants.

On October 11, 2018 the Company issued four investors each 13,750,000 Series C Warrants or 55,000,000 warrants in aggregate. These Series C Warrants were not lawfully issued in accordance with the NRS.

On October 25, 2018 the Company and each of the four investors who hold the Series C Warrants agreed to cancel the Series C Warrants for no consideration. Accordingly, the Series C Warrants are not outstanding.

The Company did not receive any proceeds from the aforementioned conversion of preferred stock or cashless warrant exercises.

ITEM 3 Defaults Upon Senior Securities

None.

ITEM 4 Mine Safety Disclosures

Not applicable.

ITEM 5 Other Information

None.

ITEM 6 Exhibits

The exhibits listed in the accompanying “Index to Exhibits” are filed or incorporated by reference as part of this Form 10-Q.

18

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BTCS Inc.

November 7, 2018

	By:	/s/ Charles Allen
Charles Allen
Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

19

EXHIBIT INDEX

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Articles of Incorporation, as amended	10-K	3/31/11	3.1
3.1(a)	Amendment No. 1 to Articles of Incorporation	8-K	3/25/13	3.1
3.1(b)	Amendment No. 2 to Articles of Incorporation	8-K	2/5/14	3.1
3.1(c)	Certificate of Amendment filed February 13, 2017	8-K	2/16/17	3.1
3.1(d)	Certificate of Designation for Series A Preferred Stock	8-K	12/9/16	3.1
3.1(e)	Certificate of Designation for Series B Convertible Preferred Stock	8-K	3/15/17	3.1
3.1(f)	Amended and Restated Certificate of Designation for Series B Convertible Preferred Stock	8-K	3/30/17	3.1
3.1(g)	Amended and Restated Certificate of Designation of Series C-1	8-K	12/7/07	3.2
3.2	Certificate of Amendment filed February 13, 2017	8-K	2/16/17	3.1
3.3	Bylaws	S-1	5/29/08	3.2
31.1	Certification of Principal Executive and Financial Officer (302)				Filed
32.1	Certification of Principal Executive and Principal Financial Officer (906)				Furnished**
101.INS	XBRL Instance Document				Filed
101.SCH	XBRL Taxonomy Extension Schema Document				Filed
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				Filed
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document				Filed
101.LAB	XBRL Taxonomy Extension Label Linkbase Document				Filed
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				Filed

*	Represents compensatory plan of management.

**	This exhibit is being furnished rather than filed and shall not be deemed incorporated by reference into any filing, in accordance with Item 601 of Regulation S-K.

+	Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

Copies of this report (including the financial statements) and any of the exhibits referred to above will be furnished at no cost to our shareholders who make a written request to BTCS Inc., 9466 Georgia Avenue #124, Silver Spring, MD 20901, Attention: Corporate Secretary.

20

EXHIBIT 31

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Charles Allen, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of BTCS Inc. for the fiscal quarter ended September 30, 2018.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this interim report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.	I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the registrant’s board of directors:

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Dated: November 7, 2018	By:	/s/ Charles Allen
Charles Allen
Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

EXHIBIT 32

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BTCS Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles Allen, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The quarterly report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2018	By:	/s/ Charles Allen
Charles Allen
Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer and Principal Financial and
Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to BTCS Inc. and will be retained by BTCS Inc. and furnished to the Securities and Exchange Commission or its staff upon request.